EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form S-8	No. 333-78125	Republic Services, Inc. 1998 Stock Incentive Plan

Form S-8	No. 333-104048	Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan

Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8	No. 333-156070
Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

Form S-8	No. 333-159779	Republic Services, Inc. 2009 Employee Stock Purchase Plan

Form S-8	No. 333-170174	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-175879	Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan

Form S-3 ASR	No. 333-216111	Registration Statement

Form S-8	No. 333-221582	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-228002	Republic Services, Inc. 2018 Employee Stock Purchase Plan
of our reports dated February 7, 2019, with respect to the consolidated financial statements of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in this Annual Report (Form 10-K) of Republic Services, Inc. for the year ended December 31, 2018.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 7, 2019